  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997
                                                    REGISTRATION NO. 333-28609


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1


                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            AVIS RENT A CAR, INC.
            (Exact Name Of Registrant As Specified In Its Charter)

              DELAWARE                                     7514                              11-3347585
   (State or other jurisdiction of     (Primary standard industrial classification        (I.R.S. employer
   incorporation or organization)                      code number)                    identification number)

                             900 OLD COUNTRY ROAD
                           GARDEN CITY, N.Y. 11530
                                (516) 222-3000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN H. CARLEY, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AVIS RENT A CAR, INC.
                             900 OLD COUNTRY ROAD
                           GARDEN CITY, N.Y. 11530
                                (516) 222-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:

           VINCENT J. PISANO, ESQ.
           SUSAN J. SUTHERLAND, ESQ.              STEPHEN H. COOPER, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP     WEIL, GOTSHAL & MANGES LLP
               919 THIRD AVENUE                      767 FIFTH AVENUE
           NEW YORK, NEW YORK 10022              NEW YORK, NEW YORK 10153
                (212) 735-3000                        (212) 310-8000
             (212) 735-2000 (FAX)                  (212) 310-8007 (FAX)


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following are the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company:


 Securities and Exchange Commission registration
 fee................................................  $115,523
NASD filing and expenses............................    30,500
NYSE listing fee....................................      *
Transfer agents' fees...............................      *
Printing and engraving expenses.....................      *
Legal fees and expenses.............................      *
Accounting fees and expenses........................      *
Miscellaneous.......................................      *
                                                     ----------
  Total.............................................  $
                                                     ==========


------------
*       To be completed by amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses, (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

   As permitted by Section 102(b)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Company (filed herewith as Exhibit 3.1) (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other that (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the GCL and (iv) for any transaction from which the director derived an improper personal benefit.

   The Company's Amended and Restated Bylaws (filed herewith as Exhibit 3.2) (the "Bylaws") provide indemnification of the Company's directors and officers, both past and present, to the fullest extent permitted by the GCL, and allow the Company to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Company's Bylaws will also authorize the Company to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability inserted against him in any such capacity whether or not the Company would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the GCL.

   The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors of officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any preceding against them as to which they could be indemnified.

   The Underwriting Agreements filed herewith as Exhibits 1.1 and 1.2 provide for the indemnification by the U.S. Underwriters and the Managers of directors and certain officers of the Company against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:


   EXHIBIT
     NO.                                            DESCRIPTION
-----------  ----------------------------------------------------------------------------------------
     1.      UNDERWRITING AGREEMENTS
     1.1     Form of U.S. Underwriting Agreement***
     1.2     Form of International Underwriting Agreement***
     3.      CERTIFICATE OF INCORPORATION AND BY-LAWS
     3.1     Form of Amended and Restated Certificate of Incorporation of the Registrant*
     3.2     Form of Amended and Restated By-Laws of the Registrant*
     4.      INSTRUMENTS DEFINING THE RIGHTS OF SECURITYHOLDERS, INCLUDING INDENTURES
     4.1     Form of Certificate of Common Stock***
     4.2     Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II
             L.L.C., as issuer, and Harris Trust and Savings Bank, as trustee.***
     4.3     Series 1997-1 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and
             Harris Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II and the Trustee.***
     4.4     Series 1997-2 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and
             Harris Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II and the Trustee.***
     4.5     Loan Agreement, dated as of July 30, 1997, between AESOP Leasing L.P., as borrower, and
             AESOP Funding II L.L.C., as lender.***
     4.6     Loan Agreement, dated as of July 30, 1997, among AESOP Leasing L.P., as borrower, PV
             Holding Corp., as a permitted nominee of the borrower, Quartx Fleet Management, Inc., as a permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
     4.7     Loan Agreement, dated as of July 30, 1997, between AESOP Leasing Corp. II, as borrower,
             AESOP Leasing Corp., as permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***

                               II-2

   EXHIBIT
     NO.                                            DESCRIPTION
-----------  ----------------------------------------------------------------------------------------
     4.8     Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, by and among
             AESOP Leasing L.P., as lessor, Avis Rent A Car System, Inc., as lessee, individually and as the Administrator and Avis Rent A Car, Inc., as guarantor.***
     4.9     Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among
             AESOP Leasing L.P., as lessor, Avis Rent A Car System, Inc., individually and as the
             Administrator, certain Eligible Rental Car Companies, as lessees, and Avis Rent A Car,
             Inc., as guarantor.***
     4.10    Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among
             AESOP Leasing Corp. II, as lessor, Avis Rent A Car System, Inc., individually and as the
             Administrator, certain Eligible Rental Car Companies, as lessees and Avis Rent A Car,
             Inc., as guarantor.***
     4.11    Credit Agreement, dated as of July 30, 1997, among Avis Rent A Car, Inc., Avis Rent A
             Car System, Inc., The Chase Manhattan Bank, as administrative agent, Lehman Commercial
             Paper, Inc., as syndication agent and the other lenders party thereto.***
     5       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the Common
             Stock**
    10.      MATERIAL CONTRACTS
    10.1     Form of Registration Rights Agreement***
    10.2     Separation Agreement between HFS Car Rental, Inc. and Avis Rent A Car, Inc.***
    10.3     Master License Agreement among HFS Car Rental, Inc., Avis Rent A Car System, Inc. and
             Wizard Co., Inc.***
    10.4     Computer Services Agreement between Avis Rent A Car System, Inc. and WizCom
             International, Ltd.***
    10.5     Reservation Services Agreement between HFS Incorporated and Avis Rent A Car System,
             Inc.***
    10.6     Tax Disaffiliation Agreement among HFS Incorporated, HFS Car Rental, Inc. and Avis Rent
             A Car, Inc.*
    10.7     Form of Lease Agreement dated as of       , 1997 by and between WizCom International,
             Ltd., as lessor, and Avis Rent A Car System, Inc., as lessee (Virginia Beach,
             Virginia).*
    10.8     Form of Sublease Agreement dated as of       , 1997 by and between WizCom International,
             Ltd., as sublessor, and Avis Rent A Car System, Inc., as sublessee (Tulsa, Oklahoma).*
    10.9     Form of Sublease Agreement dated as of       , 1997 by and between WizCom International,
             Ltd., as sublessor, and Avis Rent A Car System, Inc., as sublessee (Garden City, New
             York).*
    10.10    Wizard Note Assignment, Assumption and Release Agreement, dated as of July 30, 1997 by and between Wizard Co., Inc., Avis Rent A Car System, Inc. and Reserve Claims Management
             Co.***
    10.11    Termination Services Agreement, among Harris Trust and Savings Bank, AESOP Funding II
             L.L.C., Avis Rent A Car System, Inc. and Wizcom International, Ltd.***
    10.12    Agreement, dated October 23, 1996, between General Motors Corporation and HFS Car
             Rental, Inc.***
    10.13    Call Transfer Agreement, dated March 4, 1997, between HFS Incorporated and Avis Rent A
             Car System, Inc.***

                               II-3

   EXHIBIT
     NO.                                            DESCRIPTION
-----------  ----------------------------------------------------------------------------------------
    10.14    Form of Amended and Restated Employment Agreement, dated as of February 9, 1996, between
             HFS Car Rental, Inc. and F. Robert Salerno***
    10.15    Offer Letter, dated as of February 24, 1997, between Craig Hoenshell and HFS
             Incorporated.***
    10.16    Amended and Restated Employment Agreement, dated February 9, 1996, between HFS Car
             Rental, Inc. and John Forsythe.***
    10.17    Employment Agreement, dated September 28, 1987, between HFS Car Rental, Inc. and Michael
             P. Collins.***
    10.18    Avis Rent A Car, Inc. 1997 Stock Option Plan*
    21       Subsidiaries of the Registrant***
    23.1     Consent of Deloitte & Touche LLP, Independent Auditors of the Company.***
    23.2     Consent of Ernst & Young LLP, Independent Auditors of The First Gray Line
             Corporation.***
    23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)**
    23.4     Consent of Alun Cathcart***
    23.5     Consent of Michael L. Tarnopol***
    23.6     Consent of Martin K. Edelman***
    23.7     Consent of Leonard S. Coleman, Jr.***
    23.8     Consent of Michael J. Kennedy***
    23.9     Consent of Deborah L. Harmon***
    24       Powers of Attorney (included on signature page)***
    27       FINANCIAL DATA SCHEDULE
    27.1     Financial Data Schedule--December 31, 1996***
    27.2     Financial Data Schedule--June 30, 1997***


------------
*       To be filed by amendment
**      Filed herewith
***     Previously filed

   (b) Financial Statement Schedule. Schedule II -- Valuation and Qualifying Accounts

    All other schedules are omitted because the information is not required or because the information is included in the combined financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 14 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes to provide to the U.S. Underwriters and the Managers at the closing specified in the Underwriting Agreements (filed herewith as Exhibits 1.1 and 1.2) certificates in such denominations and registered in such names as required by the U.S. Underwriters and the Managers to permit prompt delivery to each purchaser.

   The Company hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 19, 1997.


                                          AVIS RENT A CAR, INC.
                                          (Registrant)

                                          By: /s/ Kevin M. Sheehan
                                              -------------------------------
                                              Name: Kevin M. Sheehan
                                              Title: Executive Vice President
                                                     and Chief Financial
                                                     Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                            TITLE                           DATE
--------------------------  ---------------------------------------- ---------------------
/s/ R. Craig Hoenshell      Chairman of the Board,                   September 19, 1997
 -------------------------- Chief Executive Officer and Director
 R. Craig Hoenshell         (Principal Executive Officer)

/s/ F. Robert Salerno       President, Chief Operating Officer       September 19, 1997
 -------------------------  and Director
 F. Robert Salerno

/s/ Kevin M. Sheehan        Executive Vice President and             September 19, 1997
 -------------------------- Chief Financial Officer
 Kevin M. Sheehan           (Principal Financial Officer)

/s/ Timothy M. Shanley      Vice President and Controller            September 19, 1997
 -------------------------- (Principal Accounting Officer)
 Timothy M. Shanley

/s/ Stephen P. Holmes       Director                                 September 19, 1997
 --------------------------
 Stephen P. Holmes

/s/ Michael P. Monaco       Director                                 September 19, 1997
 --------------------------
 Michael P. Monaco


                                EXHIBIT INDEX


  EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
---------------  ---------------------------------------------------------------------------------------- ------------
       1.        UNDERWRITING AGREEMENTS
       1.1       Form of U.S. Underwriting Agreement***
       1.2       Form of International Underwriting Agreement***
       3.        CERTIFICATE OF INCORPORATION AND BY-LAWS
       3.1       Form of Amended and Restated Certificate of Incorporation of the Registrant*
       3.2       Form of Amended and Restated By-Laws of the Registrant*
       4.        INSTRUMENTS DEFINING THE RIGHTS OF SECURITYHOLDERS, INCLUDING INDENTURES
       4.1       Form of Certificate of Common Stock***
       4.2       Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II L.L.C., as issuer, and Harris Trust and Savings Bank, as trustee.***
       4.3       Series 1997-1 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and Harris
                 Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of
                 July 30, 1997, between AESOP Funding II and the Trustee.***
       4.4       Series 1997-2 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and Harris
                 Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of
                 July 30, 1997, between AESOP Funding II and the Trustee.***
       4.5       Loan Agreement, dated as of July 30, 1997, between AESOP Leasing L.P., as borrower, and AESOP
                 Funding II L.L.C., as lender.***
       4.6       Loan Agreement, dated as of July 30, 1997, among AESOP Leasing L.P., as borrower, PV Holding
                 Corp., as a permitted nominee of the borrower, Quartx Fleet Management, Inc., as a permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
       4.7       Loan Agreement, dated as of July 30, 1997, between AESOP Leasing Corp. II, as borrower, AESOP
                 Leasing Corp., as permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
       4.8       Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, by and among AESOP
                 Leasing L.P., as lessor, Avis Rent A Car System, Inc., as lessee, individually and as the
                 Administrator and Avis Rent A Car, Inc., as guarantor.***
       4.9       Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP
                 Leasing L.P., as lessor, Avis Rent A Car System, Inc., individually and as the Administrator, certain Eligible Rental Car Companies, as lessees, and Avis Rent A Car, Inc., as guarantor.***
       4.10      Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP
                 Leasing Corp. II, as lessor, Avis Rent A Car System, Inc., individually and as the Administrator, certain Eligible Rental Car Companies, as lessees and Avis Rent A Car, Inc., as guarantor.***
       4.11      Credit Agreement, dated as of July 30, 1997, among Avis Rent A Car, Inc., Avis Rent A Car
                 System, Inc., The Chase Manhattan Bank, as administrative agent, Lehman Commercial Paper,
                 Inc., as syndication agent and the other lenders party thereto.***
       5         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the Common Stock**
      10.        MATERIAL CONTRACTS
      10.1       Form of Registration Rights Agreement***
      10.2       Separation Agreement between HFS Car Rental, Inc. and Avis Rent A Car, Inc.***
      10.3       Master License Agreement among HFS Car Rental, Inc., Avis Rent A Car System, Inc. and Wizard
                 Co., Inc.***
      10.4       Computer Services Agreement between Avis Rent A Car System, Inc. and WizCom International,
                 Ltd.***
      10.5       Reservation Services Agreement between HFS Incorporated and Avis Rent A Car System, Inc.***
      10.6       Tax Disaffiliation Agreement among HFS Incorporated, HFS Car Rental, Inc. and Avis Rent A
                 Car, Inc.*

  EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
---------------  ---------------------------------------------------------------------------------------- ------------
      10.7       Form of Lease Agreement dated as of       , 1997 by and between WizCom International, Ltd.,
                 as lessor, and Avis Rent A Car System, Inc., as lessee (Virginia Beach, Virginia).*
      10.8       Form of Sublease Agreement dated as of       , 1997 by and between WizCom International, Ltd.,
                 as sublessor, and Avis Rent A Car System, Inc., as sublessee (Tulsa, Oklahoma).*
      10.9       Form of Sublease Agreement dated as of       , 1997 by and between WizCom International, Ltd.,
                 as sublessor, and Avis Rent A Car System, Inc., as sublessee (Garden City, New York).*
      10.10      Wizard Note Assignment, Assumption and Release Agreement, dated as of July 30, 1997 by and between Wizard Co., Inc., Avis Rent A Car System, Inc. and Reserve Claims Management Co.***
      10.11      Termination Services Agreement, among Harris Trust and Savings Bank, AESOP Funding II L.L.C.,
                 Avis Rent A Car System, Inc. and Wizcom International, Ltd.***
      10.12      Agreement, dated October 23, 1996, between General Motors Corporation and HFS Car Rental,
                 Inc.***
      10.13      Call Transfer Agreement, dated March 4, 1997, between HFS Incorporated and Avis Rent A Car
                 System, Inc.***
      10.14      Form of Amended and Restated Employment Agreement, dated as of February 9, 1996, between HFS
                 Car Rental, Inc. and F. Robert Salerno***
      10.15      Offer Letter, dated as of February 24, 1997, between Craig Hoenshell and HFS Incorporated.***
      10.16      Amended and Restated Employment Agreement, dated February 9, 1996, between HFS Car Rental,
                 Inc. and John Forsythe.***
      10.17      Employment Agreement, dated September 28, 1987, between HFS Car Rental, Inc. and Michael P.
                 Collins.***
      10.18      Avis Rent A Car, Inc. 1997 Stock Option Plan*
      21         Subsidiaries of the Registrant***
      23.1       Consent of Deloitte & Touche LLP, Independent Auditors of the Company.***
      23.2       Consent of Ernst & Young LLP, Independent Auditors of The First Gray Line Corporation.***
      23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)**
      23.4       Consent of Alun Cathcart***
      23.5       Consent of Michael L. Tarnopol***
      23.6       Consent of Martin K. Edelman***
      23.7       Consent of Leonard S. Coleman, Jr.***
      23.8       Consent of Michael J. Kennedy***
      23.9       Consent of Deborah L. Harmon***
      24         Powers of Attorney (included on signature page)***
      27         FINANCIAL DATA SCHEDULE
      27.1       Financial Data Schedule--December 31, 1996***
      27.2       Financial Data Schedule--June 30, 1997***


------------
*       To be filed by amendment
**      Filed herewith
***     Previously filed